UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400 San Antonio, Texas		78257
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (210) 344-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 11, 2013, Biglari Holdings Inc. (the “Company” or “Licensee”) entered into a Trademark License Agreement (the “Agreement”) with Sardar Biglari, Chairman and Chief Executive Officer of the Company (“Licensor”).  The Agreement was unanimously approved by the Governance, Compensation and Nominating Committee of the Board of Directors of the Company.

Under the Agreement, Licensor granted to Licensee an exclusive license to use the name and mark Biglari (alone or in connection with other terms and/or designs) (the “Licensed Marks”) in association with the provision of investment services, franchising services, financial services, restaurant franchising (including business management assistance in the establishment and/or operating of restaurants), hospitality services, hotel management services, insurance services, restaurant services, retail and retail related services, real estate services and apparel (collectively, the “Products” and the “Services”) throughout the world.  Upon (a) the expiration of twenty years from the date of the Agreement (subject to extension as provided in the Agreement), (b) the death of Licensor, (c) the termination of Licensor’s employment by Licensee for Cause (as defined in the Agreement), or (d) Licensor’s resignation from his employment with Licensee absent an Involuntary Termination Event (as defined in the License Agreement), the Licensed Marks for the Products and Services will transfer from Licensor to Licensee without any compensation if Licensee is continuing to use the Licensed Marks in the ordinary course of its business; otherwise, the rights will revert to Licensor.

The license provided under the Agreement is royalty-free unless and until one of the following events occurs:  (i) a Change of Control (as defined in the Agreement) of Licensee; (ii) the termination of Licensor’s employment by Licensee without Cause; or (iii) Licensor’s resignation from his employment with Licensee due to an Involuntary Termination Event (each, a “Triggering Event”).  Upon the occurrence of a Triggering Event and for a specified period of no less than five years thereafter, Licensor will be entitled to receive a royalty from Licensee equal to two and one-half percent of revenues received by Licensee, its subsidiaries and affiliates from Products, Services and businesses associated with a Licensed Mark prior to or following the Triggering Event, as specifically provided in the Agreement.

This description of the Agreement is qualified in its entirety by the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	Trademark License Agreement, dated as of January 11, 2013, by and between Biglari Holdings Inc. and Sardar Biglari

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

January 11, 2013	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller

Exhibit Index

Exhibit No.	Description
10.1	Trademark License Agreement, dated as of January 11, 2013, by and between Biglari Holdings Inc. and Sardar Biglari